Exhibit 4.1

          THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

          SUBJECT TO THE PROVISIONS HEREIN, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. CENTRAL STANDARD TIME ON THE EXPIRATION DATE (as defined below).

AKORN, INC.

WARRANT TO PURCHASE SHARES OF
COMMON STOCK

          For VALUE RECEIVED, Serum Institute of India Ltd., a Company incorporated under the laws of India, having its principal place of business at S. No. 212/2, Off Soli Poonawalla Road, Hadapsar, Pune - 411 028, Maharashtra, India (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from Akorn, Inc., a Louisiana corporation (“Company”), up to 1,404,494 shares (“Warrant Shares”) of the Company’s Common Stock, no par value per share (“Common Stock”) at a purchase price per share equal to the Warrant Price (as defined below).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price (defined below) shall be subject to adjustment from time to time as described herein.  Unless otherwise defined herein, capitalized terms are as defined in the Purchase Agreement (defined below).

          Section 1.          Exercise Period and Price.  Warrantholder may purchase the Warrant Shares at any time, and from time to time, beginning on the date that is the fifth consecutive Trading Day that the closing price of the Common Stock, as reported on the primary Trading Market on which the Common Stock is then listed or quoted, is equal to or more than $2.22 per share (the fifth such day being the “Trigger Date”), but in no case later than 5:00 P.M. Central Standard Time on the Expiration Date (as defined below) (the “Exercise Period”), at an exercise price per share initially equal to $1.78 (the “Warrant Price”).  The Expiration Date means the earlier of: (i) March 10, 2013; and (ii) the date that is thirty (30) days following the Trigger Date.

          Section 2.          Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or  accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

          Section 3.          Exercise of Warrant.  Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time during the Exercise Period upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the Warrantholder shall have delivered evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Warrantholder within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised (the “Warrant Share Delivery Date”).  The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in Chicago, Illinois are open for the general transaction of business.  If the Company fails to cause the certificate or the certificates representing the Warrant Shares to be delivered to the Warrantholder pursuant to this Section 3(a) by the Warrant Share Delivery Date, then, the Warrantholder will have the right to rescind such exercise.  If the Company fails for any reason to deliver to the Warrantholder certificates evidencing the Warrant Shares subject to an Exercise Agreement by the Warrant Share Delivery Date, the Company shall pay to the Warrantholder, in cash, as liquidated damages and not as penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Market Price of the Common Stock on the date of the applicable Exercise Agreement), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Warrantholder rescinds such exercise; provided, however, the Company shall not be required to pay any liquidated damages to the Warrantholder if the delay is caused due to a change in applicable law.

          Section 4.          Compliance with the Securities Act of 1933.  Except as provided in the Securities Purchase Agreement, dated March 10, 2010 (the “Purchase Agreement”), between the Company and the Warrantholder, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

          Section 5.          Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

          Section 6.          Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

          Section 7.          Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant.  The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

          Section 8.          Adjustments.  Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                    (a)       If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if this Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder.  Such adjustments shall be made successively whenever any event listed above shall occur.

                    (b)       If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                    (c)       In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock immediately prior to such payment date, less the aggregate fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.  “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed or quoted on a Trading Market, the Market Price shall be the average of the closing sale price of one share of Common Stock on the primary Trading Market on which the Common Stock in then listed or quoted on the five (5) Trading Days prior to the Valuation Date, provided that if the Common Stock has not traded in the prior five (5) Trading Days, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) Trading Days during which the Common Stock has traded; (b) if the Common Stock is not then listed or quoted on a Trading Market but the Common Stock is quoted on the OTC Bulletin Board (the “Bulletin Board”) or a similar exchange or association, the Market Price shall be the average of the closing sale price of one share of Common Stock as reported on the Bulletin Board or such similar exchange or association on the five (5) Trading Days prior to the Valuation Date, provided that if the closing sale price of the Common Stock is not so reported in the prior five (5) Trading Days, the Market Price shall be the average closing sale price of the Common Stock in the most recent five (5) Trading Days during which the closing sale price of the Common Stock has been so reported; or (c) if the Common Stock is not then listed or quoted on a Trading Market, the Bulletin Board or a similar exchange or association, the Market Price of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder.  If the Common Stock is not then listed or quoted on a Trading Market, the Bulletin Board or a similar exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Price of a share of Common Stock as determined by the Board of Directors of the Company.  In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Market Price in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters.  The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder.  Such adjustment shall be made successively whenever such a payment date is fixed.

                    (d)       An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution referred to in (c) hereof and immediately after the effective date of each other event referred to in (a) or (b) hereof which requires an adjustment.

                    (e)       In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          Section 9.          Fractional Interest.  The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

          Section 10.         Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

          Section 11.         Notices to Warrantholder.  Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

          Section 12.         Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described on the earlier of (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier, and (v) upon actual receipt by the party to whom the notice is required to be given.  All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten (10) days’ advance written notice to the other:

If to the Company:

Akorn, Inc.
1925 West Field Court
Lake Forest, Illinois 60045
Facsimile: (847) 353-4936
Attention: Chief Financial Officer

With a copy to:

Bryan Cave LLP
161 North Clark Street, Suite 4300
Chicago, Illinois 60601
Facsimile: (312) 698-7425
Attention: Don Figliulo, Esq.

          Section 13.         Successors.  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder.

          Section 14.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Illinois for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

          Section 15.         No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

          Section 16.         Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Warrantholder, and such change, waiver, discharge or termination shall be binding on all future Warrantholders.

          Section 17.         Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 10th day of March, 2010.

AKORN, INC.

By:
Name:	Timothy A. Dick
Title:	Chief Financial Officer

APPENDIX A

Warrant Exercise Form

To Akorn, Inc.

          Subject to its right of rescission under Section 7.12 of the Securities Purchase Agreement dated as of March 10, 2010 between the Company and Investor, the undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein and requests that certificates for the Warrant Shares be issued as follows:

                              _______________________________
                              Name

                              ________________________________
                              Address

                              ________________________________
                              ________________________________
                              Federal Tax ID or Social Security No.

and delivered by   (certified mail to the above address, or
                             (electronically (provide DWAC Instructions:__________________), or
                             (other (specify): __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with	Signature:_________________________
the name of the Warrantholder as written
on the first page of the Warrant in every	______________________________
particular, without alteration or enlargement	Name (please print)
or any change whatever, unless the Warrant
has been assigned.	______________________________
______________________________
Address
______________________________
Federal Identification or
Social Security No.

Assignee:
_______________________________
_______________________________
_______________________________

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